LOAN AGREEMENT


Borrower:INTERWEST HOME MEDICAL, INC.; ET. Al. Lender:ZIONS FIRST NATIONAL BANK
         235 EAST 6100 SOUTH                          HEAD OFFICE/COMMERCIAL
         SALT LAKE CITY, UT  84102                      BANKING
                                                      #1 SOUTH MAIN STREET
                                                      P.O. BOX 25822
                                                      SALT LAKE CITY, UT  84125

==============================================================================

THIS LOAN AGREEMENT between INTERWEST HOME MEDICAL, INC., INTERWEST MEDICAL EQUIPMENT DISTRIBUTORS, INC., INTERWEST HOME PHARMACY, INC., INTERWEST HOME MEDICAL-ALASKA, INC., formerly known as NORTHWEST HOMECARE, INC. and INTERWEST HOME MEDICAL-ARIZONA, INC. (referred to in this Agreement individually and collectively as "Borrower") and ZIONS FIRST NATIONAL BANK (referred to in this Agreement as "Lender") is made and executed on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans and other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. All such loans and financial accommodations, together with all future loans and financial accommodations from Lender to Borrower, are referred to in this Agreement individually as the "Loan" and collectively as the "Loans." Borrower understands and agrees that: (a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in this Agreement; and
(b) all such Loans shall be and shall remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of July 29, 1999 and shall continue thereafter until all Indebtedness of Borrower to Lender has been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement. The word "Agreement" means this Loan Agreement, as this Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Loan Agreement from time to time.

Account. The word "Account" means a trade account, account receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender).

Account Debtor. The words "Account Debtor" mean the person or entity obligated upon an Account.

Advance. The word "Advance" means a disbursement of Loan funds under this Agreement.

Borrowing Base. The words "Borrowing Base" mean as determined by Lender from time to time, the lesser of (a) $18,000,000.00 or such lesser amount as described in the Note; or (b) the sum of (i) 75.000% of the aggregate amount of Eligible Accounts, plus (ii) 50.000% of the aggregate amount of Eligible Inventory, plus (iii) 80.000% of the aggregate amount of the net book value of Eligible Equipment, plus (iv) $4,000,000.00 of additional allowance which will reduce $333,000.00 at the end of each calendar quarter commencing with the quarter ending September 30, 2000, or (c) the amount which when added to all of Borrower's indebtedness which is not subordinated in favor of Zions does not exceed 3 times Borrower's consolidated EBITDA for the most recently preceding 12 months. For the purposes of this provision and the LEVERAGE provision, EBITDA will be computed on a proforma basis to include the historical EBITDA for the most recently preceding 12 months of any acquired entities adjusted on a basis satisfactory to Lender to include compensation and other expense adjustments which are non-reoccurring in nature.

CERCLA. The word "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

Collateral. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The word "Collateral" includes without limitation all collateral described below in the section titled "COLLATERAL."


EBITDA. The phrase "EBITDA" means net earnings excluding extraordinary gains or losses as defined by GAP calculated before allowances for interest expense, taxes, depreciation expense and amortization expense.

Eligible Accounts. The words "Eligible Accounts" mean, at any time, all of Borrower's Accounts which contain selling terms and conditions acceptable to Lender. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

(a) Accounts with respect to which the Account Debtor is an officer, an employee or agent of Borrower.

(b) Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with or related to Borrower or its shareholders, officers, or directors.

(c) Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.


(d) Accounts with respect to which the Account Debtor is not a resident of the United States, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender.

(e) Accounts with respect to which Borrower is liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

(f) Accounts which are subject to dispute, counterclaim, or setoff.

(g) Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

(h) Accounts with respect to which  Lender,  in its sole  discretion,  deems the
creditworthiness   or  financial   condition   of  the  Account   Debtor  to  be
unsatisfactory.

(i) Accounts which have not been paid in full within 120 DAYS from the invoice date.

(j) That portion of the Accounts of any single Account Debtor which exceeds 10.000% of all of Borrower's Accounts.

(k) Accounts with respect to which the Account Debtor is a Canadian resident and is not a resident of the following Canadian Provinces: British Columbia, Alberta, Saskatchewan, Manitoba and Ontario, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender.

(l) Accounts which Lender in its sole discretion reasonably deems ineligible.

Eligible Equipment. The words "Eligible Equipment" mean, at any time, all of Borrower's Equipment as defined below except:

(a) Equipment which is not owned by Borrower free and clear of all security interests, liens, encumbrances, and claims of third parties. (b) Equipment which Lender, in its sole discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for operation.

Eligible Inventory. The words "Eligible Inventory" mean, at any time, all of Borrower's Inventory as defined below except:

(a) Inventory which is not owned by Borrower free and clear of all security interests, liens, encumbrances, and claims of third parties.

(b) Inventory which Lender, in its sole discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for further processing.

(c) Work in progress.

(d) Inventory which is not for direct resale including but not limited to packaging, labeling and manufacturing supplies.

(e) Inventory which is prohibited from being sold by any federal, state or local governmental agency.

(f) Inventory which Lender in its sole discretion reasonably deems ineligible.

Equipment. The word "Equipment" means all of Borrower's revenue generating assets used or bought for use in Borrower's business including equipment which is presently leased or held for lease and which is not included in inventory.

ERISA. The word "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

Event of Default. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "EVENTS OF DEFAULT."

Expiration Date. The words "Expiration Date" mean the date of termination of Lender's commitment to lend under this Agreement.

Grantor. The word "Grantor" means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with any Indebtedness.

Indebtedness. The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

Inventory. The word "Inventory" means all of Borrower's raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which Borrower now has or hereafter acquires any right, whether held by Borrower or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes inventory temporarily out of Borrower's custody or possession and all returns on Accounts.

Lender. The word "Lender" means ZIONS FIRST NATIONAL BANK, its successors and assigns.

Letter of Credit. The words "Letter of Credit" mean a letter of credit issued by Lender on behalf of Borrower as described below in the section titled "Letter of Credit Facility."

Line of Credit. The words "Line of Credit" mean the credit facility described in the Section titled "LINE OF CREDIT" below.

Loan. The word "Loan" or "Loans" means and includes without limitation any and all commercial loans and financial accommodations from Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.


Note. The word "Note" means and includes without limitation Borrower's promissory note or notes, if any, evidencing Borrower's Loan obligations in favor of Lender, as well as any substitute, replacement or refinancing note or notes therefor.

Permitted Liens. The words "Permitted Liens" mean: (a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

SARA. The word "SARA" means the Superfund Amendments and Reauthorization Act of 1986 as now or hereafter amended.


LINE OF CREDIT. Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows.


Conditions Precedent to Each Advance. Lender's obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:


(a) Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

(b) Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may request.

(c) The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

(d) All guaranties required by Lender for the Line of Credit shall have been executed by each Guarantor, delivered to Lender, and be in full force and effect.

(e) Lender,  at its option and for its sole  benefit,  shall have  conducted  an
audit  of  Borrower's  Accounts,   Inventory,   Equipment  books,  records,  and
operations, and Lender shall be satisfied as to their condition.

(f) Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

(g) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled "Compliance Certificate."


Making Loan Advances. Advances under the Line of Credit may be requested orally by authorized persons. Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (a) when credited to any deposit account of Borrower maintained with Lender or (b) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base. On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

Loan Account. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility. Lender shall provide Borrower with periodic statements of Borrower's account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect.


COLLATERAL. To secure payment of the Line of Credit and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower (and others, if required) shall grant to Lender Security Interests in such property and assets as Lender may require (the "Collateral"). Lender's Security

Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:



Perfection of Security Interests. Borrower agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's security interest in the Collateral. Borrower promptly will notify Lender of any change in Borrower's name including any change to the assumed business names of Borrower. Borrower also promptly will notify Lender of any change in Borrower's Social Security Number or Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity.

Collateral Records. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Accounts and Account balances and agings. With respect to the Inventory, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Inventory and records itemizing and describing the kind, type, quality, and quantity of Inventory, Borrower's Inventory costs and selling prices, and the daily withdrawals and additions to Inventory. With respect to the Equipment, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Equipment and records itemizing and describing the kind, type, quality, and quantity of Equipment, Borrower's Equipment costs, and the daily withdrawals and additions to Equipment.

Collateral Schedules. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of Accounts, Inventory and Equipment and schedules of Eligible Accounts, Eligible Inventory and Eligible Equipment, in form and substance satisfactory to the Lender. Thereafter supplemental collateral schedules shall be delivered according to the following schedule: AT THE REQUEST OF LENDER.

Representations  and  Warranties  Concerning  Accounts.   With  respect  to  the
Accounts, Borrower represents and warrants to Lender: (a) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; (b) All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (c) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect, examine, and audit Borrower's records and to confirm with Account Debtors the accuracy of such Accounts.

Representations  and  Warranties  Concerning  Inventory.  With  respect  to  the
Inventory, Borrower represents and warrants to Lender: (a) All Inventory represented by Borrower to be Eligible Inventory for purposes of this Agreement conforms to the requirements of the definition of Eligible Inventory; (b) All Inventory values listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; (c) The value of the Inventory will be determined on a consistent accounting basis; (d) Except as agreed to the contrary by Lender in writing, all Eligible Inventory is now and at all times hereafter will be in Borrower's physical possession and shall not be held by others on consignment, sale on approval, or sale or return; (e) Except as reflected in the Inventory schedules delivered to Lender, all Eligible Inventory is now and at all times hereafter will be of good and merchantable quality, free from defects; (f) Eligible Inventory is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent, and, in such event, Borrower will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts in Lender's name evidencing the storage of Inventory; and (g) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect and examine the Inventory and to check and test the same as to quality, quantity, value, and condition.

Representations  and  Warranties  Concerning  Equipment.  With  respect  to  the
Equipment, Borrower represents and warrants to Lender: (a) All Equipment represented by Borrower to be Eligible Equipment for purposes of this Agreement conforms to the requirements of the definition of Eligible Equipment; (b) All Equipment values listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; (c) The value of the Equipment will be determined on a consistent accounting basis; (d) Except as agreed to the contrary by Lender in writing, all Eligible Equipment is now and at all times hereafter will be in Borrower's physical possession or in the possession of Borrowers' customers; (e) Except as reflected in the Equipment schedules delivered to Lender, all Eligible Equipment is now and at all times hereafter will be of good and merchantable quality, free from defects; (f) Eligible Equipment is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent, and, in such event, Borrower will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts in Lender's name evidencing the storage of Equipment; and (g) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect and examine the Equipment and to check and test the same as to quality, quantity, value, and condition.

Remittance Account. Borrower agrees that Lender may at any time in Lender's reasonable determination require Borrower to institute procedures whereby the payments and other proceeds of the Accounts shall be paid by the Account Debtors under a remittance account or lock box arrangement with Lender, or Lender's agent, or with one or more financial institutions designated by Lender. Borrower further agrees that, if no Event of Default exists under this Agreement, any and all of such funds received under such a remittance account or lock box arrangement shall, at Lender's sole election and discretion, either be (a) paid or turned over to Borrower; (b) deposited into one or more accounts for the benefit of Borrower (which deposit accounts shall be subject to a security assignment in favor of Lender); (c) deposited into one or more accounts for the joint benefit of Borrower and Lender (which deposit accounts shall likewise be subject to a security assignment in favor of Lender); (d) paid or turned over to Lender to be applied to the Indebtedness in such order and priority as Lender may determine within its sole discretion; or (e) any combination of the foregoing as Lender shall determine from time to time. Borrower further agrees that, should one or more Events of Default exist, any and all funds received under such a remittance account or lock box arrangement shall be paid or turned over to Lender to be applied to the Indebtedness, again in such order and priority as Lender may determine within its sole discretion.

MULTIPLE BORROWERS. This Agreement has been executed by multiple obligors who are referred to herein individually, collectively and interchangeably as "Borrower." Unless specifically stated to the contrary, the word "Borrower" as used in this Agreement, including without limitation all representations, warranties and covenants, shall include all Borrowers. Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) release, substitute, agree not to sue, or deal with any one or more of

Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (e) determine how, when and what application of payments and credits shall be made on any indebtedness; (f) apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (g) sell, transfer, assign, or grant participations in all or any part of the indebtedness; (h) exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (i) settle or compromise any indebtedness; and (j) subordinate the payment of all or any part of any indebtedness of Borrower to Lender to the payment of any liabilities which may be due Lender or others.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of each Borrower's respective state of incorporation and is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower also is duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its businesses or financial condition.

Authorization. The execution, delivery, and performance of this Agreement and all Related Documents by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

Financial Information. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except for Permitted Liens, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used, or filed a financing statement under, any other name for at least the last five (5) years.

Hazardous Substances. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the "CERCLA," "SARA," the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of the properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, about or from any of the properties.
(b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the properties by any prior owners or occupants of any of the properties, or
(ii) any actual or threatened litigation or claims of any kind by any person relating to such matters. (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the properties shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from any of the properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations and ordinances described above. Borrower authorizes Lender and its agents to enter upon the properties to make such inspections and tests as Lender may deem appropriate to determine compliance of the properties with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the properties for hazardous waste and hazardous substances. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the properties. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination or expiration of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the properties, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements directly or indirectly securing repayment of Borrower's Loan and Note and all of the Related Documents are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Commercial Purposes. Borrower intends to use the Loan proceeds solely for business or commercial related purposes.

Employee Benefit Plans. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, (iii) no steps have been taken to terminate any such plan, and (iv) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

Location of Borrower's Offices and Records. Borrower's place of business, or Borrower's Chief executive office, if Borrower has more than one place of business, is located at 235 EAST 6100 SOUTH, SALT LAKE CITY, UT 84107-7349. Unless Borrower has designated otherwise in writing this location is also the office or offices where Borrower keeps its records concerning the Collateral.

Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending Loan Advances to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

      Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

      Financial Records. Maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

      Additional   Information.   Furnish  such   additional   information   and
      statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time.

      Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (f) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the Related Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Related Documents.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Compliance Certificate. Provide Lender with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement. Compliance Certificates will be provided at the same time Borrower provides Financial Statements.

Environmental Compliance and Reports. Borrower shall comply in all respects with all environmental protection federal, state and local laws, statutes, regulations and ordinances; not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty
(30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except U.S. federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations which would (a) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (b) reduce the amounts payable to Lender under this Agreement or the Related Documents, or
(c) reduce the rate of return on Lender's capital as a consequence of Lender's obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefor, within five (5) days after Lender's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of
Lender:


Indebtedness and Liens. (a) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, except for an amount not to exceed at any one time of $500,000, (b) except as allowed as a Permitted Lien, sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, except for an amount not to exceed at any one time of $500,000, or (c) sell with recourse any of Borrower's accounts, except to Lender.

Continuity of Operations. (a) Engage in any business activities substantially different than those in which Borrower is presently engaged, (b) cease operations, liquidate, merge, transfer, or consolidate with any other entity, change ownership, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business without Lender's prior written consent which will not be unreasonably withheld, (c) pay any dividends on Borrower's stock (other than dividends payable in its stock), or (d) purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

Loans, Acquisitions and Guaranties. (a) Loan, invest in or advance money or assets, or (b) incur any obligation as surety or guarantor other than in the ordinary course of business.


CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if:
(a) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (b) Borrower or any Guarantor becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (c) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; (d) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender; or (e) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

CUSTOMER LIST. BORROWER SHALL FURNISH TO LENDER ON A SEMI-ANNUAL BASIS A LIST OF
BORROWER'S  ACCOUNTS  RECEIVABLE   CUSTOMERS  AND  THEIR  ADDRESSES  IN  A  FORM
ACCEPTABLE TO LENDER AT LENDER'S REQUEST.

BORROWING BASE CERTIFICATE. BORROWER SHALL FURNISH TO LENDER A MONTHLY BORROWING BASE CERTIFICATE CERTIFIED BY AN AUTHORIZED OFFICER/EMPLOYEE OF BORROWER, WITHIN TWENTY (20) DAYS OF THE END OF EACH MONTH IN A FORM ACCEPTABLE TO LENDER. THE BORROWING BASE CERTIFICATES SHALL BE ACCOMPANIED BY AN ACCOUNTS RECEIVABLE AGING REPORT, AN ACCOUNTS PAYABLE AGING REPORT AND AN INVENTORY REPORT ALL IN A FORM ACCEPTABLE TO LENDER.

WAIVER OF CLAIMS. Borrower (i) represents that they have no defenses to or setoffs against any indebtedness or other obligations owing to Lender or its affiliates (the "Obligations"), nor claims against Lender or its affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) release Lender and its affiliates from all claims, causes of action, and costs, in law or equity, existing as of the date of this Agreement, which Borrower has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Agreement. This provision shall not apply to claims for performance of express contractual obligations owing to Borrower by Lender or its affiliates.

NET WORTH. BORROWER SHALL NOT PERMIT ITS NET WORTH TO BE LESS THAN $10,000,000, PLUS 75% OF FUTURE QUARTERLY NET INCOME (NOT REDUCED BY FUTURE QUARTERLY LOSSES ), PLUS 100% OF FUTURE NET EQUITY ISSUED.

MAXIMUM DAYS' SALES IN RECEIVABLES. BORROWER SHALL NOT PERMIT ITS DAYS' SALES IN RECEIVABLES TO EXCEED THE MAXIMUMS SET FORTH BELOW.

                  PERIODS                             DAYS
                  From Closing to 3/31/2000           140
                  From 4/1/2000 to 9/30/2000          125
                  From 10/1/2000 to 3/31/2001         110
                  From 4/1/2001 to 9/30/2001          100
                  From 10/1/2001 and thereafter        90

THIS INFORMATION SHALL BE INCLUDED IN BORROWER'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION OR IF NOT INCLUDED THEREIN, SHALL BE CALCULATED AS FOLLOWS:

DAYS' SALES IN  RECEIVABLES  FOR ANY QUARTER END SHALL BE CALCULATED BY DIVIDING
(A) ANNUALIZED NET SALES FOR SUCH QUARTER INTO (B) NET RECEIVABLES OUTSTANDING AT THE END OF SUCH QUARTER AND MULTIPLYING THE PRODUCT SO DERIVED BY 365. OR AS REPORTED.

LEVERAGE. BORROWER SHALL MAINTAIN A RATIO OF TOTAL INDEBTEDNESS FOR BORROWED MONEY TO EBITDA AS DEFINED IN THE PARAGRAPH TITLED BORROWING BASE OF NOT MORE THAN 4.50, AND SHALL MAINTAIN A RATIO OF SENIOR INDEBTEDNESS FOR BORROWED MONEY TO EBITDA OF NOT MORE THAN 3.00. THESE RATIOS WILL BE REDUCED AS FOLLOWS BY THE PERIODS INDICATED, SEPTEMBER 30, 2001 THROUGH SEPTEMBER 29, 2000, 4.25 AND 2.75; SEPTEMBER 30, 2002 THROUGH SEPTEMBER 29, 2003, 4.00 AND 2.50; SEPTEMBER 30, 2003 THROUGH SEPTEMBER 29, 2004, 3.75 AND 2.25; SEPTEMBER 30, 2004 AND FOR ALL PERIODS THEREAFTER, 3.50 AND 2.00.

FIXED CHARGE COVERAGE. BORROWER SHALL MAINTAIN A MINIMUM FIXED CHARGE COVERAGE RATIO (EBITDA MINUS TAX EXPENSE MINUS CAPITAL EXPENDITURES RELATED TO THE PURCHASE OF FIXED ASSETS NOT ACQUIRED FOR THE PURPOSE OF LEASING OR RENTING SAME TO CUSTOMERS TO PRINCIPAL PAYMENTS MADE ON LONG TERM DEBT PLUS INTEREST PLUS PREFERRED DIVIDENDS PAID) OF NOT LESS THAN 2.40 AS OF SEPTEMBER 30, 1999;
2.00 AS OF DECEMBER  31, 1999;  1.60 AS OF MARCH 31,  2000;  1.20 AS OF JUNE 30,
2000 THROUGH JUNE 29, 2001; 1.30 AS OF JUNE 30, 2002 THROUGH JUNE 29, 2003; 1.40
AS OF JUNE 30, 2004 THROUGH JUNE 29, 2005; AND 1.50 AS OF JUNE 30, 2005 AND THEREAFTER. THIS CALCULATION SHALL BE MADE QUARTERLY BASED ON THE CURRENT QUARTER AND THE IMMEDIATELY THREE QUARTERS

WORKING CAPITAL. BORROWER SHALL MAINTAIN WORKING CAPITAL OF NOT LESS THAN $9,000,000. WORKING CAPITAL SHALL BE DEFINED AS CURRENT ASSETS MINUS CURRENT LIABILITIES.

ACQUISITIONS.  BORROWER SHALL BE PERMITTED TO MAKE ACQUISITIONS SO LONG AS:
A) TOTAL PURCHASE PRICE FOR SUCH ACQUISITIONS IS LESS THAN 7.00 TIMES THE ACQUIRED ENTITIES' ADJUSTED PROFORMA EBITDA FOR THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE ACQUISITION DATE OF EACH SUCH ENTITY. B) TOTAL PURCHASE PRICE PAID FOR ANY ONE ACQUISITION SHALL NOT EXCEED ONE MILLION ($1,000,000.00) AND THE AGGREGATE TOTAL PURCHASE PRICE PAID FOR ALL ACQUISITIONS WITHIN ANY ONE (1) FISCAL YEAR SHALL NOT EXCEED FIVE MILLION ($5,000,000.00). C) BORROWER PROVIDES CERTIFICATION SATISFACTORY TO LENDER THAT BORROWER HAS COMPLIED WITH ALL REGULATORY REQUIREMENTS RELATED TO THE ACQUISITION. D) THE ACQUISITION WILL NOT RESULT IN A DEFAULT OF ANY PROVISION HEREUNDER.

FINANCIAL STATEMENTS. BORROWER SHALL FURNISH LENDER WITH, AS SOON AS AVAILABLE, BUT IN NO EVENT LATER THAN ONE HUNDRED TWENTY (120) DAYS AFTER THE END OF EACH FISCAL YEAR, BORROWER'S CONSOLIDATED BALANCE SHEET, INCOME STATEMENT AND STATEMENT OF CASH FLOWS FOR THE YEAR THEN ENDED, AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT SATISFACTORY TO LENDER. IN ADDITION BORROWER SHALL FURNISH LENDER WITH, AS SOON AS AVAILABLE, BUT IN NO EVENT LATER THAN FORTY FIVE (45) DAYS AFTER THE END OF EACH QUARTER, BORROWER'S BALANCE SHEET, INCOME STATEMENT AND STATEMENT OF CASH FLOWS FOR THE PERIOD THEN ENDED, PREPARED BY BORROWER, AND CERTIFIED AS CORRECT TO THE BEST KNOWLEDGE AND BELIEF OF BORROWER'S CHIEF FINANCIAL OFFICER OR OTHER OFFICER OR PERSON ACCEPTABLE TO LENDER. ALL FINANCIAL REPORTS REQUIRED TO BE PROVIDED UNDER THIS AGREEMENT SHALL BE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, APPLIED ON A CONSISTENT BASIS, AND CERTIFIED BY BORROWER AS BEING TRUE AND CORRECT. ALL FINANCIAL STATEMENTS SUBMITTED HEREUNDER SHALL BE ACCOMPANIED BY A COMPLIANCE CERTIFICATE.

ADDITIONAL FINANCIAL INFORMATION. BORROWER SHALL FURNISH LENDER WITH 8K, 10K, 10Q AND ANY OTHER REPORTS AND FILINGS WHICH BORROWER IS REQUIRED TO FILE OR OTHERWISE PROVIDE TO THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION REQUIRED SEC REPORTS WITHIN TEN (10) DAYS OF WHEN SUCH REPORTS ARE FILED.

UNUSED LINE OF CREDIT FEE. BORROWER SHALL PAY A FEE EQUAL TO .40% PER ANNUM
OF THE AVERAGE UNUSED BALANCE OF THE LINE OF CREDIT FOR THE PREVIOUS QUARTER. THE FIRST QUARTERLY FEE WILL BE CALCULATED FOR THE PERIOD ENDING SEPTEMBER 30, 1999.

DELINQUENT REPORTING FEE. Borrower shall pay a late reporting fee of $300.00 for each day for each financial statement report that Borrower fails to provide and a late reporting fee of $100.00 for each day for each report, certificate or item other than financial statement reports which Borrower is required to provide herein.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Default on Indebtedness. Failure of Borrower to make any payment when due on the Loans.

Other Defaults. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid and perfected Security Interest) at any time and for any reason.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, any creditor of any Grantor against any collateral securing the Indebtedness, or by any governmental agency. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor, as the case may be, as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

Events Affecting Co-Borrowers. Any of the preceding events occurs with respect to any co-borrower of any of the Indebtedness or any co-borrower dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any of the Indebtedness. Lender, at its option, may, but shall not be required to, permit the co-borrower's estate to assume unconditionally the obligations on the Indebtedness in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity.  Lender, in good faith, deems itself insecure.

Right to Cure. If any default, other than a Default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Utah. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of SALT LAKE County, the State of Utah. Subject to the provisions on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

ARBITRATION DISCLOSURES:

1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

2. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

3. DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

4. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR TO SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

6. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

(a) Any claim or controversy ("Dispute") between or among the parties and their assigns, including but not limited to Disputes arising out of or relating to this agreement, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Documents"), and including but not limited to a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this agreement or Related Documents. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

(b) The arbitration proceedings shall be conducted in Salt Lake City, Utah, at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one hundred fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this agreement, this arbitration clause or Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute where that other party is bound by an arbitration clause with the Lender, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration claims or controversies as class actions in accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

(c) The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies, including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

(d) Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

(e) No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies, including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or during initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator; however, if any party initiates litigation and another party disputes any allegation in that litigation, the disputing party--upon the request of the initiating party--must file a demand for arbitration with the Administrator and pay the Administrator's filing fee. The parties may serve by mail a notice of an initial motion for an order of arbitration.

(f) Notwithstanding the applicability of any other law to this agreement, the arbitration clause, or Related Documents between or among the parties, the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., shall apply to the construction and interpretation of this arbitration clause.


Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Costs and Expenses. Borrower agrees to pay upon demand all of Lender's expenses, including without limitation reasonable attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this
Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including reasonable attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimile (unless otherwise required by law), and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower's current address(es).

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

Time Is of the Essence. Time is of the essence in the performance of this Agreement.

Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

FINAL AGREEMENT. Borrower understands that this Agreement and the related loan documents are the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any alleged oral agreement.

EACH BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS LOAN AGREEMENT, AND EACH BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF JULY 29, 1999.

BORROWER:

INTERWEST HOME MEDICAL, INC.

By:________________________________________________________
    JAMES E. ROBINSON, PRESIDENT


INTERWEST MEDICAL EQUIPMENT DISTRIBUTORS, INC., Co-Borrower

By:________________________________________________________
    JAMES E. ROBINSON, PRESIDENT


INTERWEST HOME PHARMACY, INC., Co-Borrower

By:________________________________________________________
    JAMES E. ROBINSON, PRESIDENT


INTERWEST HOME MEDICAL-ALASKA, INC., formerly known as NORTHWEST HOMECARE,INC., Co-Borrower

By:________________________________________________________
    PRESIDENT


INTERWEST HOME MEDICAL-ARIZONA, INC., Co-Borrower

By:________________________________________________________
    PRESIDENT

LENDER:
ZIONS FIRST NATIONAL BANK

By:__________________________________________________________
     Authorized Officer

===============================================================================

LASER PRO, Reg. U.S. Pat. & T.M. Off., Ver. 3.26c (c) 1999 CFI ProServices, Inc. All rights reserved. [UT-C40 F3.26b INTWEST.LN C3.OVL]

                                 PROMISSORY NOTE


Salt Lake City, Utah                                             July 30,1999

$18,000,000.00

     For value received, Interwest Home Medical, Inc., lnterwest Medical Equipment Distributors, Inc., lnterwest Home Pharmacy, Inc., lnterwest Home Medical-Alaska, Inc., formerly known as Northwest Homecare, Inc., and lnterwest Home Medical-Arizona, Inc., (hereinafter collectively referred to as "Borrower, promises to pay to the order of ZIONS FIRST NATIONAL BANK, a national banking association (hereinafter referred to as "Zions" or "Lender") at its office in Salt Lake City, Utah, the sum of Eighteen Million and 00/100 Dollars
($18,000,000.00) or such other principal balance as may be outstanding or authorized pursuant to the Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement") in lawful money of the United States with interest thereon at an interest rate hereinafter described. This Promissory Note evidences a revolving line of credit under which Borrower may repeatedly borrow and repay pursuant to the terms hereunder provided an event of default has not occurred. The initial principal amount available for advances hereunder will be $18,000,000.00 or such lesser amount as described in the Loan Agreement. The maximum principal amount will be reduced by $600,000.00 on a quarterly basis, beginning September 30, 2000 and continuing on the last day of each quarter thereafter.

     Payments. Commencing September 1, 1999, and continuing on the same day of each month thereafter, accrued interest on those amounts advanced hereunder shall be due and payable. In addition, if at any time the aggregate principal amount of outstanding advances made hereunder exceed the applicable Borrowing Base (as defined in the Loan Agreement), Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the advances and the Borrowing Base. In any event, the unpaid balance of principal and any accrued but unpaid interest shall be due and payable no later than July 31, 2005.

     Interest Rate. Prime Rate means an index which is determined daily by the published commercial loan variable rate index held by any two of the following banks: Chase Manhattan Bank, Wells Fargo Bank N.A., and Bank of America N.T. & S.A. In the event no two of the above banks have the same published rate, the bank having the median rate will establish the Prime Rate. If, for any reason beyond the control of Zions, any of the aforementioned banks becomes unacceptable as a reference for the purpose of determining the Prime Rate used herein, Zions may, five days after posting notice, substitute another comparable bank for the one determined unacceptable. As used in this paragraph, "comparable bank" shall mean one of the ten largest commercial banks headquartered in the United States of America. This definition of Prime Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the variable interest rate used herein. It is not the lowest rate at which Zions may make loans to any of its customers, either now or in the future.

     All advances made hereunder will bear interest through August 31, 2000 at a variable rate equal to the Prime Rate minus one-quarter percent (.25%) per annum or a fixed rate equal to thirty (30), sixty (60), or ninety (90) day LIBOR Rate plus two and 35/100 percent (2.35%) per annum. All advances outstanding under this Promissory Note shall accrue interest at the Prime Rate plus the applicable margin, except for such amount as Borrower may choose (as provided below) which amount shall accrue at a fixed rate equal to the thirty (30), sixty (60), or ninety (90) day LIBOR Rate plus the applicable margin, for corresponding thirty
(30), sixty (60), or ninety (90) day periods. The rate over or above the Prime Rate or LIBOR Rate is the applicable margin. The variable interest rate will change immediately and automatically with each change in the Prime Rate. The applicable margin shall be determined quarterly in accordance with the calculations described on Exhibit A. The first quarterly calculation shall be made with the quarter ending June 30, 2000.

     At such times as Borrower may elect, as hereafter provided a portion of the outstanding balance may be converted to a fixed rate of interest equal to the thirty (30), sixty (60), or ninety (90) day London Interbank Offered Rate (LIBOR) for a period corresponding to the LIBOR term chosen plus the applicable margin. Borrower may not choose a period which extends past the maturity date of this Promissory Note. Upon expiration of the applicable fixed rate period, Borrower may elect to have the Promissory Note accrue interest at an elected LIBOR Rate or the variable rate. if no election is made, this Promissory Note will bear interest at the variable rate equal to the Prime Rate plus the applicable margin. Borrower shall make all interest rate selections hereunder by delivering to Lender in writing Borrower's selection of the interest rate not less than five (5) business days prior to the expiration of any LIBOR period. Borrower shall not prepay any amounts which accrue interest at a LIBOR rate, nor may a LIBOR rate be converted to a variable rate until the expiration of the LIBOR rate period. In the event that a LIBOR rate is not available on such dates, the interest rate shall be the applicable variable rate. Zions will maintain records, which may be computerized, which will specify the interest rates payable hereon. Borrower will promptly notify Zions of any possible error contained in any records which are provided to Borrower.

     As used herein, Lender's thirty (30), sixty (60), or ninety (90) day LIBOR Rate shall mean the rates per annum quoted by Lender as Lender's thirty (30), sixty (60), and ninety (90) day LIBOR Rate based upon quotes for the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates, Lasser Marshall Inc., or other comparable services. This definition of Lender's thirty (30), sixty (60), or ninety (90) day LIBOR Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. Lender's thirty
(30), sixty (60), or ninety (90) day LIBOR Rate may not necessarily be the same as the quoted offer side in the eurodollar time deposit market by any particular institution or service applicable to any interest period.

     Not withstanding any other provision in this Promissory Note, if the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Lender to maintain or fund advances based on Lender's thirty (30), sixty (60), or ninety (90) day LIBOR Rate, then upon notice to Borrower by Lender, interest accruing on the outstanding principal balance under this Promissory Note, together with interest already accrued thereon, shall, at the election of Lender, be immediately converted to the applicable variable rate.

     Notwithstanding anything to the contrary herein, if Lender determines (which determination shall be conclusive) that quotations of interest rates referred to in the definition of Lender's thirty (30), sixty (60), or ninety
(90) day LIBOR Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of Lender's determining Lender's thirty (30), sixty (60), or ninety (90) day, or if Lender determines (which determination shall be conclusive) that Lender's thirty (30), sixty (60), or ninety (90) day LIBOR Rate does not accurately cover the cost to Lender of making or maintaining advances based on Lender's thirty (30), sixty (60), or ninety (90) day LIBOR Rate, then Lender shall give notice thereof to Borrower, whereupon, until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the interest rate hereunder shall be converted to the applicable variable rate.

     Interest on this Promissory Note is computed on a 365/360 simple interest basis; that is, interest is computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at lender's address located at #1 South Main Street, Salt Lake City, UT 84101, or at such other place as Lender maintains Banking Centers.

     Application of Payments. Any and all payments by Borrower under this Promissory Note shall be applied as follows: first, to the repayment of any Lender Expenditures advanced by Lender hereunder or pursuant to the loan documents relating to the Promissory Note; second, to the payment of any late charges; third, to the payment of accrued interest on the principal indebtedness; and fourth, to the payment of the principal indebtedness hereunder.

     Lender's Expenditures. Borrower agrees to pay on demand any expenditures made by Lender in accordance with the loan documents relating to this Promissory Note, including, but not limited to, the payment of taxes, insurance premiums, costs of maintenance and preservation of the collateral, common expense and other assessments relating to the collateral, and attorney fees and costs incurred in connection with any matter pertaining hereto or to the security pledged to secure the principal indebtedness under this Promissory Note or any portion thereof (collectively the "Lender Expenditures"). At the election of Lender, all Lender Expenditures may be added to the unpaid balance of this Promissory Note and become a part of and on a parity with the indebtedness secured by the collateral and shall accrue interest at such rate as may be computed from time to time in the manner prescribed in this Promissory Note.

     Zions shall maintain appropriate records of advances, repayments and the interest rates applicable to the advances. Such records may consist of computer records and shall be deemed correct.

     Default. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due hereunder or under any Term Note;
(b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Promissory Note or any agreement related to this Promissory Note, or in any other agreement or loan Borrower has with Lender; (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished; (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest (including a garnishment of any of Borrower's accounts with Lender); (o Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Promissory Note; (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired; (h) Lender in good faith deems itself insecure.

     If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Promissory Note within the preceding twelve (1 2) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (1
5) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

     Lender's Rights. Upon default, Lender may declare the entire unpaid principal balance on this Promissory Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at it option, may also, if permitted under applicable law, increase the variable interest rate on this Promissory Note 3.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Promissory Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorney's fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

     Right of Setoff. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Promissory Note against any and all such accounts.

     If any payment of this Promissory Note becomes due and payable on a Saturday, Sunday or legal holiday for commercial banks under applicable banking laws, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at the then applicable rate during such extension.

     Borrower and all endorsers, sureties, and guarantors hereof hereby jointly and severally waive presentment for payment, demand, protest, notice of protest and of non-payment and of dishonor, and consent to extensions of time, renewal, waivers, or modifications without notice and further consent to the release of any collateral or any part thereof, with or without substitution.

     This Promissory Note has been delivered to Lender and accepted by Lender in the State of Utah. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction and venue of the courts of SALT LAKE County, the State of Utah. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Utah except as modified by the arbitration provisions.

Arbitration Disclosures:

     1. Arbitration is usually final and binding on the parties and subject to only very limited review by a court.

     2. The parties are waiving their right to litigate in court, including their right to a jury trial.

     3. Pre-arbitration discovery is generally more limited and different from court proceedings.

     4. Arbitrators' awards are not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by arbitrators is strictly limited.

     5. A panel of arbitrators might include an arbitrator who is or was affiliated with the banking industry.

     6. If you have questions about arbitration, consult your attorney or the American Arbitration Association.

     Arbitration Provisions:

     (a) Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Promissory Note or any agreements or instruments relating hereto or delivered in connection herewith, and including but not limited to a claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration proceedings shall be conducted in Salt Lake City, Utah. The arbitrator(s) shall have the qualifications set forth in subparagraph
(c) hereto. All statutes of limitations which would otherwise be applicable in a judicial action brought by a party shall apply to an arbitration or reference proceeding hereunder.

     (b) In any judicial action or proceeding arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including but not limited to a claim based on or arising from an alleged tort, if the controversy or claim is not submitted to arbitration as provided and limited in subparagraph (a) hereto, all decisions of fact and law shall be determined by a reference in accordance with Rule 53 of the Federal Rules of Civil Procedure or Rule 53 of the Utah Rules of Civil Procedures or other comparable, applicable reference procedure. The parties shall designate to the court the referee(s) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored arbitration proceedings. The referee(s) shall have the qualifications set forth in subparagraph (c) hereto.

     (c)The arbitrator(s) or referee(s) shall be selected in accordance with the rules of the American Arbitration Association from panels maintained by the Association. A single arbitrator or referee shall be knowledgeable in the subject matter of the dispute. Where three arbitrators or referees conduct an arbitration or reference proceeding, the claim shall be decided by a majority vote of the three arbitrators or referees, at least one of whom must be knowledgeable in the subject matter of the dispute and at least one of whom must be a practicing attorney. The arbitrator(s) or referee(s) shall award recovery of all costs and fees (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs). The arbitrator(s) or referee(s) also may grant provisional or ancillary remedies such as, for example, injunctive relief, attachment, or the appointment of a receiver, either during the pendency of the arbitration or reference proceeding or as part of the arbitration or reference award.

     (d) Judgment upon an arbitration or reference award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration or reference award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000); if the award exceeds that limit, either party may commence legal action for a court trial de novo. Such legal action must be filed within thirty (30) days following the date of the arbitration or reference award; if such legal action is not filed within that time period, the amount of the arbitration or reference award shall be binding. The computation of the total amount of an arbitration or reference award shall include amounts awarded for arbitration fees, attorneys' fees, interest, and all other related costs.

      (e) At Zions option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of a power of sale under the deed of trust or by judicial foreclosure. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

     (f) Notwithstanding the applicability of other law to any other provision of this Promissory Note, the Federal Arbitration Act, 9 U.S.C. s 1 et seq., shall apply to the construction and interpretation of this arbitration section. This Promissory Note is secured by Commercial Security Agreements of even date. This Promissory Note is made in accordance with a Loan Agreement of even date.

INTERWEST HOME MEDICAL, INC.
By:   JAMES E. ROBINSON
Title:PRESIDENT

INTERWEST MEDICAL  EQUIPMENT DISTRIBUTORS, INC.
By:   JAMES E. ROBINSON
Title:PRESIDENT

INTERWEST HOME PHARMACY, INC.
By:   JAMES E. ROBINSON
Title:PRESIDENT

INTERWEST HOME MEDICAL-ALASKA, INC., formerly known as NORTHWEST HOMECARE, INC.
By:   JAMES E. ROBINSON
Title:PRESIDENT

INTERWEST HOME MEDICAL-ARIZONA, INC.
By:   JAMES E. ROBINSON
Title:PRESIDENT

                                   Schedule I

                               APPLICABLE MARGINS


If Senior Debt-to-EBITDA Ratio is:      Level of Applicable Margins
-------------------------------------------------------------------------------

  Greater than 2.5, but less than 3.0            Level I
  Greater than 2.0, but less than 2.5            Level II
             less than 2.0                       Level III

-------------------------------------------------------------------------------




                             Applicable Margins
                            --------------------
                     Level I     Level II    Level III
                    -----------------------------------

Applicable Revolver    0%         (.25%)       (.50%)
Prime Margin
Applicable Revolver   2.60%       2.35%        2.10%
LIBOR Margin
                    -----------------------------------